As filed with the Securities and Exchange Commission on July 6, 2001
                                            Registration no. 333-37184
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                   FORM S-8/A
                             Registration Statement
                        Under the Securities Act of 1933
                   ------------------------------------------
                                CYBERCARE, INC.
            (Exact name of Registrant as specified in its charter)


           FLORIDA                                     65-0158479
(State or other jurisdiction                        (I.R.S. Employer
     of incorporation or                          Identification Number)
        organization)

2500 Quantum Lakes Drive, Suite 1000               Michael F. Morrell
Boynton Beach, Florida 33426              2500 Quantum Lakes Drive, Suite 1000
       (561) 742-5000                         Boynton Beach, Florida 33426
(Address, including zip code,                         (561) 742-5000
and telephone number, including              (Name, address, including zip code,
area code, of registrant's principal           and telephone number, including
executive offices)                             area code, of agent for service)

                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)
                               ----------------
                                    COPY TO:
                               Thomas C. Pritchard
                            Brewer & Pritchard, P.C.
                             3 Riverway, 18th Floor
                              Houston, Texas 77056
                              Phone (713) 209-2950
                               Fax (713) 659-2430
                               ----------------
                         CALCULATION OF REGISTRATION FEE

------------------------------------- -------------------- ------------------- --------------------- ----------------
              Title of                                      Proposed Maximum     Proposed Maximum       Amount of
          Securities To Be               Amount Being        Offering Price         Aggregate         Registration
             Registered                  Registered(1)        Per Share(2)      Offering Price(2)        Fee(3)
------------------------------------- -------------------- ------------------- --------------------- ----------------
Issuance of Common Stock, par value
$.0025 per share                                100,000           $1.345                $134,500          $33.63
------------------------------------- -------------------- ------------------- --------------------- ----------------
TOTAL                                           100,000           $1.345                $134,500          $33.63
------------------------------------- -------------------- ------------------- --------------------- ----------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the high and low prices of the Common Stock as reported by the Nasdaq National Market on July 5, 2001.

(3) The registrant previously paid $7,939 in conjunction with the original filing.

                          EXPLANATORY NOTE

         CyberCare, Inc. (the "Registrant") previously filed a registration statement on Form S-8 on May 17, 2000 (Registrations Number 333-37184) (the "Previous Registration Statement") relating to the registration of 100,000 shares of common stock, $0.0025 par value ("Common Stock") of the Registrant in connection with the 1999 Employee Stock Purchase Plan.

         Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the "Registration Statement") registers an additional 100,000 shares of the Registrant's Common Stock which may be acquired pursuant to the 1999 Employee Stock Purchase Plan.

         Accordingly, pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference herein the contents of the Previous Registration Statement and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.


EXHIBITS

         The following exhibits are filed as part of this registration statement:

EXHIBIT NO.             IDENTIFICATION OF EXHIBIT
-----------             -------------------------
  5.1(1)   -- Opinion Regarding Legality
 23.1(1)   -- Consent of Brewer & Pritchard, P.C. (included in Exhibit 5.1)
 23.2(1)   -- Consent of Ernst & Young LLP

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(1)   Filed herewith.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boynton Beach, State of Florida, on the date below.

DATED:   July 6, 2001                     CYBER-CARE, INC.

                                          By: /s/ PAUL C. PERSHES
                                             --------------------
                                          Paul C. Pershes
                                          President and Director

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                          TITLE                     DATE
       ---------                          -----                     ----
/s/ MICHAEL F. MORRELL              Chairman and CEO              July 6, 2001
----------------------
Michael F. Morrell

/s/ ARTHUR KOBRIN                   Senior Vice President and     July 6, 2001
------------------------            Chief Accounting Officer
Arthur Kobrin

/s/ PETER MURPHY                    Director                      July 6, 2001
------------------------
Peter Murphy

/s/ ALAN ADELSON                    Director                      July 6, 2001
------------------------
Alan Adelson

/s/ TED ORLANDO                     Director                      July 6, 2001
------------------------
Ted Orlando

/s/ DANA PUSATERI                   Director                      July 6, 2001
------------------------
Dana Pusateri

/s/ TERRY LAZAR                     Director                      July 6, 2001
------------------------
Terry Lazar

/s/ ZACHARIAH P. ZACHARIAH          Director                      July 6, 2001
--------------------------
Zachariah P. Zachariah

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